UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2026 (February 1, 2026)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15925	13-3893191
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard
Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 465-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 1, 2026, CHS/Community Health Systems, Inc. (“CHS”), a wholly-owned subsidiary of Community Health Systems, Inc. (the “Company”), and a subsidiary of CHS (the “CHS Selling Entity”), completed the transactions contemplated by that certain purchase agreement dated as of October 30, 2025 (the “Purchase Agreement”), with Vanderbilt University Medical Center and certain of its subsidiaries (collectively, the “Purchaser”), Clarksville Health System, G.P., and Clarksville Physician Services, G.P. (Clarksville Health System, G.P. and Clarksville Physician Services, G.P., collectively, the “Joint Ventures”). The entry into the Purchase Agreement was previously disclosed on a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on October 31, 2025. Pursuant to the Purchase Agreement, at closing, Purchaser acquired the CHS Selling Entity's collective 80% ownership interest in the Joint Ventures, which own and operate Tennova Healthcare - Clarksville in Clarksville, Tennessee, and certain ancillary businesses (the transactions contemplated by the Purchase Agreement, the “Transaction”). The purchase price paid to the CHS Selling Entity in connection with the closing of Transaction after giving effect to estimated working capital and purchase price adjustments and before certain transaction expenses, was $623 million in cash (subject to a post-closing working capital adjustment). In addition, contemporaneous with the closing of the Transaction, in connection with the balance of certain amounts due to the Joint Ventures from CHS and in accordance with the terms of the Purchase Agreement, subsidiaries of CHS distributed approximately $23 million in cash to the Purchaser for their share of amounts owed to the Joint Ventures by CHS. Prior to the Transaction, the Purchaser held a minority interest in the Joint Ventures and purchased the remaining interests through the Transaction.

The foregoing summary of the Transaction and the terms and conditions of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The representations, warranties, and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may have been qualified in the Purchase Agreement by confidential disclosure schedules (which disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representation, warranties and covenants set forth in the Purchase Agreement), may be subject to limitations and contractual risk allocation mechanisms agreed upon by the parties to the Purchase Agreement, and may be subject to standards of materiality that differ from what an investor may view as material, and thus should not be relied upon as necessarily reflecting the actual state of facts or conditions.

The Transaction constituted a significant disposition for purposes of Item 2.01 of Form 8-K. Accordingly, the pro forma information required by Item 9.01 of Form 8-K is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On February 2, 2026, the Company issued a press release announcing the completion of the Transaction, a copy of which press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The following unaudited pro forma financial information of the Company in connection with the Transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference:

•
Unaudited Pro Forma Condensed Consolidated Statement of Income for the nine months ended September 30, 2025 and Statement of Loss for the year ended December 31, 2024.
•
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2025.
•
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

(d) Exhibits

Exhibit Number	Description
2.1

Purchase Agreement dated as of October 30, 2025 among CHS/Community Health Systems, Inc. and certain of its subsidiaries, Vanderbilt University Medical Center and certain of its subsidiaries, Clarksville Health Systems, G.P. and Clarksville Physician Services, G.P.* (incorporated by reference to

Exhibit 2.1 to Community Health Systems, Inc.'s Current Report on Form 8-K filed on October 31, 2025 (No. 001-15925))
99.1	Community Health Systems, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements
99.2	Press Release of Community Health Systems, Inc. dated February 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

Date:	February 2, 2026	By:	/s/ Kevin J. Hammons
Kevin J. Hammons Chief Executive Officer (principal executive officer)